CONSENT OF COUNSEL

       We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 408 to the Registration Statement on Form N-1A of Professionally Managed Portfolios as filed with the Securities and Exchange Commission on or about June 28, 2011.

/s/ Paul, Hastings, Janofsky & Walker LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
June 28, 2011